AKAMAI TECHNOLOGIES, INC.
CHANGE IN CONTROL AND SEVERANCE AGREEMENT

This Change in Control and Severance Agreement (the “Agreement”) is made and entered into by and between _________________ (the “Executive”) and Akamai Technologies, Inc. (the “Company”), effective as of the last date set forth by the signatures of the parties below (the “Effective Date”).

RECITALS

A. It is expected that the Company from time to time will consider the possibility of its acquisition by another company or another Change in Control Event (as defined below). The Board of Directors of the Company (the “Board”), acting through its Talent, Leadership and Compensation Committee (the “Compensation Committee”), recognizes that such consideration, and the possibility that the Executive’s employment could be terminated by the Company for a reason other than for Cause following such a transaction, can be distractions to the Executive and can cause the Executive to consider alternative employment opportunities. The Board has determined that it is in the best interests of the Company and its stockholders to assure that the Company will have the continued dedication and objectivity of the Executive, notwithstanding the possibility, threat or occurrence of a Change in Control Event.

B. The Board believes that it is in the best interests of the Company and its stockholders to provide the Executive with an incentive to continue his or her employment with the Company, or a wholly-owned subsidiary of the Company, as the case may be, and to motivate the Executive to maximize the value of the Company upon a Change in Control Event for the benefit of its stockholders.

C. The Board believes that it is imperative to provide the Executive with certain benefits upon a Change in Control Event or the termination of the Executive’s employment following a Change in Control Event for a reason other than Cause, thereby encouraging the Executive to remain with the Company notwithstanding the possibility of a Change in Control Event or termination of employment thereafter for a reason other than for Cause.

The Company and the Executive hereby agree as follows:

1. Term of Agreement. Subject to Section 8(f), this Agreement shall terminate upon the date that all obligations of the Company and the Executive with respect to this Agreement have been satisfied.

2. At-Will Employment. The Company and the Executive acknowledge that the Executive’s employment is and shall continue to be at-will, as defined under applicable law, and may be terminated at any time by either party, with or without cause.

3. Effect of a Change in Control Event or Termination Following a Change in Control Event on Equity Awards. If the Executive is employed by the Company as of the date of a Change in Control Event, the treatment of any then-unvested equity awards held by the Executive, including equity awards subject to performance-based vesting (“Equity Awards”), upon the Change in Control Event or upon a subsequent termination of employment shall be as set forth in the grant agreements entered into with the Company governing such awards.

4. Effect of Termination Following a Change in Control Event.

(a) If the Executive is employed by the Company as of the date of a Change in Control Event and at such time participates in the executive compensation program overseen by the Compensation Committee, and within one year of the Change in Control Event the Executive’s employment is terminated by the surviving entity for any reason other than for Cause or the Executive terminates his or her employment for Good Reason, then the Executive shall be entitled to the following payments and benefits, all of which shall be paid less applicable withholdings for taxes and other deductions required by law:

(i)(A) a lump sum payment equal to the Executive’s then target annual incentive bonus under the Company’s Executive Bonus Plan in effect immediately before the Change in Control Event, multiplied by (B) a fraction of which the numerator is the the number of days elapsed between January 1 of such year and the date of termination (e.g., a February 15th termination date would be the 46th day) and the denominator is the number of days in such year; and

(ii)severance pay and benefits, consisting of:

(A)    a lump sum payment equal to one year of the Executive’s then-current base salary;

(B)    a lump sum payment equal to the Executive’s then-current target annual incentive bonus under the Company’s Executive Bonus Plan in effect immediately before the Change in Control Event; and

(C)    reimbursement for up to twelve (12) months of the amount paid by the Executive for continued health and dental insurance coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”). In order to receive this benefit, the Executive must timely elect COBRA continuation coverage in accordance with the Company’s or surviving entity’s usual COBRA procedures. If the Executive is not employed in the United States such that COBRA is inapplicable to the Executive, the Executive shall be entitled to an equivalent amount of health and dental benefits under procedures that are applicable under the laws of the country of which the Executive is a resident or, absent any applicable laws, procedures substantially equivalent to COBRA procedures.

Subject to Section 5 below, the payments and benefits described in Section 4(a)(i), Section 4(a)(ii)(A) and Section 4(a)(ii)(B) above shall be provided within five days after the Executive’s termination of employment. The Executive’s acceptance and receipt of the benefits set forth in this Section 4 shall represent full accord and satisfaction of all claims by the Executive related to his or her termination of employment.

(b) If the Executive is employed by the Company as of the date of a Change in Control Event but at such time is not a participant in the executive compensation program overseen by the Compensation Committee and his or her employment with the Company terminates following a Change in Control Event, then the Executive shall be entitled to such other benefits to which he or she is eligible under non-executive severance plans, if any, the Company has in place at such time.

5. Compliance with Section 409A. Subject to the provisions in this Section 5, any severance payments or benefits under Section 4 of this Agreement shall begin only upon the date of the Executive’s “separation from service” (determined as set forth below) which occurs on or after the date of termination of the Executive’s employment. The following rules shall apply with respect to distribution of the payments and benefits, if any, to be provided to the Executive under Section 4 of this Agreement:

(a) It is intended that each of the severance payments and benefits provided under this Agreement shall be treated as a separate “payment” for purposes of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and the guidance issued thereunder (“Section 409A”). Neither the Executive nor the Company shall have the right to accelerate or defer the delivery of any such payments or benefits except to the extent specifically permitted or required by Section 409A.

(b) Anything in this Agreement to the contrary notwithstanding, if at the time of the Executive’s separation from service within the meaning of Section 409A, the Company determines that the Executive is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, then to the extent any payment or benefit that the Executive becomes entitled to under this Agreement on account of the Executive’s separation from service would be considered deferred compensation otherwise subject to the 20% additional tax imposed pursuant to Section 409A(a) of the Code as a result of the application of Section 409A(a)(2)(B)(i) of the Code, such payment shall not be payable and such benefit shall not be provided until the date that is the earlier of (A) six months and one day after the Executive’s separation from service, or (B) the Executive’s death.

(c) The determination of whether and when the Executive’s separation from service from the Company has occurred shall be made and in a manner consistent with, and based on the presumptions set forth in, Treasury Regulation Section 1.409A-1(h). Solely for purposes of this Section 5(c), “Company” shall include all persons with whom the Company would be considered a single employer under Section 414(b) and 414(c) of the Code.

(d) All reimbursements and in-kind benefits provided in this Agreement shall be made or provided in accordance with the requirements of Section 409A to the extent that such reimbursements or in-kind benefits are subject to Section 409A, including, where applicable, the requirements that (i) any reimbursement is for expenses incurred during the Executive’s lifetime (or during a shorter period of time specified in this Agreement), (ii) the amount of expenses eligible for reimbursement during a calendar year may not affect the expenses eligible for reimbursement in any other calendar year, (iii) the reimbursement of an eligible expense will be made on or before the last day of the calendar year following the year in which the expense is incurred and (iv) the right to reimbursement is not subject to set off or liquidation or exchange for any other benefit.

(e) Notwithstanding anything herein to the contrary, the Company shall have no liability to the Executive or to any other person if the payments and benefits provided in this Agreement that are intended to be exempt from or compliant with Section 409A are not so exempt or compliant.

6. Definitions.

(a)    For the purposes of this Agreement, “Change in Control Event” is defined as set forth in the Akamai Technologies, Inc. 2013 Stock Incentive Plan as in effect on the Effective Date (and any successor plan), which definition is incorporated herein by reference.

(b)    For the purposes of this Agreement, “Cause” is defined as (i) any act or omission by the Executive that has a significant adverse effect on the Company’s business or on the Executive’s ability to perform services for the Company, including, without limitation, the commission of any crime (other than ordinary traffic violations), or (ii) refusal or failure to perform assigned duties, serious misconduct, or excessive absenteeism, or (iii) refusal or failure to comply with the Company’s Code of Business Ethics.

        (c)    For the purposes of this Agreement, “Good Reason” is defined as (i) a material reduction in the Executive’s compensation and benefits (including without limitation any bonus plan or indemnity agreement) not agreed to in writing by the Executive; (ii) the assignment to the Executive of duties and/or responsibilities that are materially inconsistent with those associated with the Executive’s position; or (iii) a requirement, not agreed to in writing by the Executive, that the Executive relocate to, or perform his or her principal job functions at, an office that is more than twenty-five (25) miles from the office at which the Executive was previously performing his or her principal job functions.

7. Successors.

(a)    Company’s Successors. Any successor to the Company (whether direct or indirect and whether by purchase, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company’s business and/or assets shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term “Company” shall include any successor to the Company’s business and/or assets which executes and delivers the assumption agreement described in this Section 7(a), or which becomes bound by the terms of this Agreement by operation of law.

     (b)    Executive’s Successors. The terms of this Agreement and all rights of the Executive hereunder shall inure to the benefit of, and be enforceable by, the Executive’s personal or legal representatives, executors, administrators, heirs, distributees, devisees and legatees.

8. Miscellaneous Provisions.

(a)    Waiver. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Executive and by an authorized officer of the Company (other than the Executive). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

(b)    Whole Agreement.

(i)    No agreements, representations or understandings (whether oral or written and whether express or implied) which are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter hereof.

(ii)    This Agreement represents the entire understanding of the Company and the Executive with respect to a termination of employment following a Change in Control Event; therefore, this Agreement supersedes all prior and future agreements, arrangements and understandings regarding such subject matter except that this Agreement shall not be deemed to modify provisions related to a Change in Control Event in Equity Award agreements.

(iii)    If severance is paid pursuant to this Agreement, the Executive acknowledges and agrees that he or she shall not be entitled to any additional or duplicative severance payment pursuant to any prior agreement, arrangement or understanding or pursuant to any other severance pay plan, including, but not limited to, the Akamai Technologies, Inc. Executive Severance Pay Plan and Summary Plan Description.

(c) Choice of Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the Commonwealth of Massachusetts.

(d) Severability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

(e) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

(f) Term. This Agreement shall have an initial term commencing on the Effective Date and ending on December 31, 2023. The term automatically renews for successive terms of two (2) years unless either party notifies the other of its intent to not renew at least six (6) months prior to the expiration of the applicable term; provided, however, that in the event of a Change in Control Event, if the term is scheduled to expire within one year following the Change in Control Event, the term shall automatically be extended to thirty (30) days following the first anniversary of the Change in Control Event.

[signature page follows]

IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year set forth below.

AKAMAI TECHNOLOGIES, INC. EXECUTIVE

____________________________________ __________________________________
Signature Signature

____________________________________ ____________________________________
Title: CEO Print Name

Dated: _____________, 20__ Dated: _____________, 20__